                 STOCK PURCHASE AND SALE AGREEMENT


     This Stock Agreement made on this 31st day of January, 1995, by and between Metropolitan Mortgage & Securities Co., Inc., a
Washington corporation, hereinafter referred to as Metropolitan, and Summit Securities, Inc. , an Idaho corporation, hereinafter referred to as Summit.

                            SECTION ONE
                    PURCHASE AND SALE OF STOCK

1. Metropolitan hereby hands to Summit, Metropolitan's 150,000 shares of the common stock of Metropolitan Investment
     Securities, Inc. receipt of which is hereby acknowledged.

2.   Summit hereby pays in consideration therefore the sum of Two
     Hundred Eighty Seven Thousand Dollars and 00/100 ($287,000), receipt of which is hereby acknowledged.

                            SECTION TWO
             REPRESENTATIONS AND WARRANTIES OF SELLER

     Metropolitan represents and warrants as follows:

1) Metropolitan is a duly organized, validly existing corporation in good standing under the laws of the State of Washington.
2) Metropolitan Investment Securities, Inc. is a duly organized, validly existing corporation in good standing under the laws of the State of Washington, and a member in good standing with the NASD.
3) Metropolitan is the owner of 150,000 shares of common stock of Metropolitan Investment Securities, Inc., free and clear of any liens, encumbrances, and charges, and has full power to tender said shares for sale.
4) Metropolitan has acted in good faith and, to the best of Metropolitan's knowledge has acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner Metropolitan reasonably believes to be in the best interests of Metropolitan.
5) Metropolitan believes in good faith that this transaction does not violate any of the provisions contained in RCW 23B.06.400 and/or the Articles of Incorporation of Metropolitan currently in effect.
6) The Board of Directors of Metropolitan has authorized the execution of this Agreement.

                           SECTION THREE
             REPRESENTATIONS AND WARRANTIES OF SUMMIT

     Summit represents and warrants as follows:

1) Summit is a corporation existing and doing business by virtue of the laws of the State of Idaho, and that it is a duly organized validly existing corporation.
2) Summit has relied on information, opinions, reports and statements (including financial statements and other financial data presented to Summit) pertaining to this transaction.
3) Summit has acted in good faith, and to the best of Summit's knowledge has acted with the care and ordinarily prudent person in a like position would exercise under similar circumstances and in a manner Summit reasonably believes to be in the best interests of Summit.
4) The Board of Directors of Summit has authorized the execution of this Agreement.

                           SECTION FOUR
                             BROKERAGE

     Metropolitan and Summit represent that there are no brokerage or other commissions due relative to the sale of the shares of stock by Metropolitan.

                           SECTION FIVE
        GOOD FAITH EFFORTS; FURTHER ASSURANCES; COOPERATION

     The parties hereto shall, in good faith, undertake to perform their obligations herein, to satisfy all conditions and to cause any and all other transactions contemplated herein to be carried out promptly in accordance with the terms hereof. Upon execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other party hereto in order to more effectively document the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement.

                            SECTION SIX
         REPRESENTATION AND WARRANTIES TO SURVIVE CLOSING

     The representations and warranties made by Metropolitan to Summit and by Summit to Metropolitan shall survive the "closing" of this transaction; closing being defined as the time when Metropolitan delivers the shares of Summit Securities, Inc. to Summit in return for the purchase price.

                           SECTION SEVEN
                           CHOICE OF LAW

     This Agreement shall be construed according to the laws of the State of Washington.

                           SECTION EIGHT
                          ATTORNEYS' FEES

     In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all of the sums that either party may be called upon to pay, a reasonable sum for the successful party's attorneys' fees.

                           SECTION NINE
                               OTHER

     No representation or warranty by Metropolitan or Summit contained in this Agreement, nor any written exhibit, statement, certificate or agreement furnished or to be furnished by Metropolitan or Summit pursuant to this Agreement, intentionally contains nor will contain any untrue statement of a material fact, nor intentionally omits nor will omit to state a material fact necessary to make the statements herein or therein misleading.

                            SECTION TEN
                            INTEGRATION

     This instrument embodies the entire Agreement between Summit and Metropolitan and shall not be modified or terminated except by an agreement in writing.

     IN WITNESS WHEREOF, the parties have executed this Stock
Purchase and Sale Agreement at Spokane, Washington on the date first above-written.


SUMMIT SECURITIES, INC.            METROPOLITAN MORTGAGE & SECURITIES
                                   CO., INC.


By:                                By:
    John Trimble, President           Bruce J. Blohowiak, Vice
                                        President


By:                                By:
   Tom Turner, Secretary              Reuel Swanson, Secretary


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STATE OF WASHINGTON )
                         )ss
County of Spokane        )

     On this      day of                     , 1995, before me, the
undersigned Notary Public in and for the State of Washington, duly sworn, personally appeared John Trimble and Tom Turner, to me known to be the President and Secretary, respectively, of Summit Securities, Inc., the corporation that executed the foregoing instrument as SUMMIT, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year first above-written.



                    Notary Public in and for the State of Washington
                    Residing at:
                    My commission expires:


STATE OF WASHINGTON )
                         )ss
County of Spokane        )

     On this      day of                     , 1995, before me, the
undersigned Notary Public in and for the State of Washington, duly sworn, personally appeared Bruce J. Blohowiak and Reuel Swanson, to me known to be the Vice President and Secretary, respectively, of Metropolitan Mortgage & Securities Co., Inc., the corporation that executed the foregoing instrument as METROPOLITAN, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year first above-written.



                    Notary Public in and for the State of Washington
                    Residing at:
                    My commission expires: